                         RELIABILITY INCORPORATED

                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---

Check the appropriate box:

    Preliminary Proxy Statement
---
 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                         Reliability Incorporated
             (Name of Registrant as Specified in Its Charter)
                         Reliability Incorporated
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 X  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
---
    $500 per each party to the controversy pursuant to Exchange Act Rule
---         14a-6(i)(3).

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
---

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4)  Proposed maximum aggregate value of transaction:

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:   -0-
    2)  Form Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:   March 18, 1996

* Set forth the amount on which the filing fee is calculated and state how it was determined.






ofs:fin:prox5f.wp1                   1

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD APRIL 24, 1996




To the Shareholders of
Reliability Incorporated:

    Notice is hereby given that the 1996 annual meeting of shareholders of Reliability Incorporated (the "Company") will be held in the offices of the Company at 16400 Park Row, Houston, Texas 77084, on April 24, 1996, at 10:00 a.m. Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 8, 1996, as the record date for determination of shareholders entitled to notice of, and to vote at, such meeting.

    Regardless of whether you expect to attend the meeting in person, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage need be affixed if such envelope is mailed in the United States.

                                         By order of the Board of Directors,



                                                     Max T. Langley
                                                        Secretary







Date:  March 21, 1996

                         RELIABILITY INCORPORATED

                              16400 Park Row
                           Houston, Texas 77084

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS


Solicitation and revocation of proxies

    The accompanying proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 1996 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be borne by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

    Proxy materials are expected to be mailed or delivered to shareholders on or about March 21, 1996.

Voting at the meeting

    Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 8, 1996, will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors. Directors are elected by a majority vote of those shares present at the meeting.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Security ownership of certain stockholders and management

    As of February 16, 1996, each of the following persons beneficially owned 5% or more of the 4,242,848 shares of Common Stock then outstanding:

                             Voting shares             Dispositive shares
                          and percent of total        and percent of total
Name and address             outstanding (1)             outstanding (2)
----------------          --------------------        --------------------

S. I. P., Inc.            1,270,221   (29.94%)      1,270,221  (29.94%)
  P. O. Box 34311
  Houston, Texas

Fidelity Low-Priced
  Stock Fund                245,500    (5.79%)(3)     245,500   (5.79%)(3)
    82 Devonshire Street
    Boston, Massachusetts

--------------------
(1)   Shares as to which the shareholder has voting power.
(2)   Shares as to which the shareholder has power to dispose.
(3)   As reported in a Schedule 13G, dated February 14, 1996.

--------------------

      S.I.P., Inc. ("SIP"), a Houston-based construction company, is a wholly-owned second tier subsidiary of The Parsons Corporation, which may be deemed to own beneficially the shares of Common Stock owned by SIP. The Company has been advised that SIP consults with Parsons Process Group Inc. (formerly Parsons S.I.P. Inc.), its sole stockholder, and with The Parsons Corporation, the sole stockholder of Parsons Process Group Inc., with respect to the voting and disposition of its shares. Accordingly, SIP may be deemed to have shared power to vote and dispose of the shares owned by it.

      Edward C. Johnson, III, owns approximately 12% and Abigail P. Johnson owns approximately 25% of the stock of FMR Corp., which controls Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fidelity Low-Priced Stock Fund ("Fund"). Members of the Edward C. Johnson, III family and trusts for their benefit constitute a group controlling Fidelity. The Fund's shares are voted by Fidelity under guidelines established by the Board of Trustees of the Fund; the Johnson family, through its control of Fidelity, has the sole power to dispose of the Fund's shares.

      The Company's Employee Stock Savings Plan (the "Plan") owns a total of 353,246 shares (8.33%) of Common Stock. Each employee of the Company who participates in the Plan directs the Trustee of the Plan on how to vote the stock beneficially owned by such employee and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

    The following table sets forth, as of February 16, 1996, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group.

                                    Amount and Nature of
                                    Beneficial Ownership
                                    --------------------
                              Sole Voting
                                   and            Other
   Name of Individual          Investment      Beneficial       Percent
        or Group               Power (1)      Ownership (2)   of Class (3)
   ------------------          ----------     -------------   ------------
Larry Edwards                    56,850           19,982        1.81%
W. L. Hampton                      -0-              -0-          -0-
John R. Howard                      300             -0-          .01
Thomas L. Langford                 -0-              -0-          -0-
A. C. Lederer, Jr.                6,500             -0-          .15
J.E. (Jim) Johnson                  100            9,834         .23
James M. Harwell                    -0-            8,619         .20
Paul Nesrsta                        -0-            5,903         .14
Max T. Langley                   10,100           12,003         .52
All executive officers
  and directors as a
  group (ten persons)            73,850           65,239        3.28

--------------------
(1) Each person has the sole power to vote and dispose of the shares shown except that Mr. Edwards has shared power with his spouse to vote and dispose of the 56,850 shares reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan which is as of December 31, 1995. Employees have the power to vote all shares held in the Plan and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit.

(3) The percent stated in this column is based on the total beneficial ownership of the individual or group.
--------------------

    The Company is not aware of any contractual arrangement the operation of which may at any subsequent date result in a change in control of the Company.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

                           ELECTION OF DIRECTORS

    At the meeting, five directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy voters in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table unless authority to vote for all or any of such nominees is withheld on such proxy.
                                 Number and percent    Other positions and
                                    of shares of        offices presently
                                   Common Stock of     held with the Company
                                 the Company benefi-   (and other present
                  Director        cially owned as of   principal occupation
     Name           since   Age  February 16, 1996(1)     if different)
     ----         --------  ---  --------------------  ------------------
Larry Edwards      1995     54    76,832(2)   1.81%    Chairman of the Board
                                                        of Directors,
                                                        President and Chief
                                                        Executive Officer
W. L. Hampton      1984     67       -0-       -0-     (retired)
John R. Howard*    1971     62       300       -0-     (attorney-at-law)
Thomas L. Langford 1980     54       -0-       -0-     (president and
                                                        director of The
                                                        Parsons Corporation)
A. C. Lederer, Jr.*1972     82     6,500       .15     (investor)
---------------------------
(1) Except as otherwise noted, each director has the sole power to vote and to dispose of the shares shown in this table as being beneficially owned by him.

(2) Mr. Edwards has shared power with his wife to vote and dispose of 56,850 shares. The remaining 19,982 shares are held in the Employee Stock Savings Plan ("Plan"); Mr. Edwards can vote Plan shares, but the power to direct the sale of these shares is limited.

* The wife of A. C. Lederer, Jr. is a sister of John R. Howard. There is no other family relationship among the persons named in this table.
---------------------------

    Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since October 1995. From April 1990 to March 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

    Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc. from 1984 until his retirement in 1993.

    Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

    Mr. Langford has been a Director of the Company since 1980. He has been President of The Parsons Corporation since September 1991. From May 1989 to

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

September 1991, Mr. Langford was Executive Vice President and Chief Financial Officer of The Parsons Corporation.

    Mr. Lederer has been a Director of the Company since 1972 and was Chairman of the Board of Directors of the Company from March 1993 until October 1995. Mr. Lederer's principal occupation has been that of an investor for more than the last five years.

    Management has no reason to believe that any person proposed to be elected a director will be unwilling or unable to serve if elected. If such a situation arises, proxies will be voted for a nominee selected by the Board of Directors of the Company.

    Based on inquiries and a review of Forms 3, 4 and 5 received by the Company during 1995, it was determined that S.I.P., Inc. failed to file one Form 4 on a timely basis. S.I.P., Inc. filed a Form 4 on August 16, 1995 to report the July 1995 transaction. Mr. Everett Hanlon failed to file a Form 4 on a timely basis. Mr. Hanlon was a director during 1995. His estate filed the Form 4 in January 1996 to report the November 1995 transaction.

    The Company's Board of Directors held four meetings during 1995. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

    The Company's audit committee, composed of Messrs. Howard and Langford, met two times during 1995. Mr. Langford attended both meetings and Mr. Howard attended one meeting. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors.

    The compensation committee, composed of Messrs. Lederer and Hampton, met two times during 1995 and both members attended both meetings. The functions of the compensation committee are to review executive compensation and benefit plans and recommend changes therein and to make recommendations to the Board of Directors concerning executive salaries and incentive plans for the Company.

Compensation Committee report

                   REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases of the Committee's compensation decisions. The Committee's goal is to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers.

Salary

    Salaries for the chief executive officer ("CEO") and each other executive
officer are set annually.   The Committee tries to set salaries that are
competitive with those paid by companies of similar  size and revenue  in the

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Compensation Survey") to determine appropriate and competitive salaries.

    The Company completed a restructuring of its operations in early 1993 and returned to profitability in 1993, after reporting significant losses in 1990, 1991 and 1992. In August, 1993, U.S. salaries were increased for all employees, including officers; salaries for executives then approximated 1989 salaries. In 1994, the Company's profitability continued and salaries were raised; the salary of the CEO was increased 8% and the raises for the other executive officers varied from 4% to 9%. In 1995, the salary of the CEO was increased 8% and the raises for the other executives varied from 4% to 10%. The raises in 1994 and 1995 for the CEO and executive officers varied depending on the performance of the individual executive and the financial success of the industry segment, division or subsidiary for which the executive was responsible. In addition, the Committee reviewed the performance of the Company, its gross, operating, and net profits, the performance of the Company's officers and the business plan for 1995, as well as the applicable AEA Compensation Survey to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the AEA Compensation Survey.

Incentive compensation

    In addition to base salary, the Company has an incentive bonus plan which applies to the CEO, all other executive officers and all salaried employees of the Company. This bonus plan has three components: (1) a quantitative measure based on the net income before income tax of the Company (a) as a whole in the case of the CEO and certain other executive officers or (b) the subsidiary, industry segment or division of the Company for which the executive is responsible; (2) a qualitative measure which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and (3) a target bonus. The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the operating division for which such officer is responsible is profitable. The actual bonus for the CEO was 31% of salary in 1993. Bonuses ranging from 3% to 26% were paid to other executive officers for 1993. Target bonuses, for 1994, ranged from 30% of salary for the CEO (up from 20% in 1993) to 22.5% for executive officers (up from 15% in 1993); the actual bonus paid, in 1994, to the CEO was 56% of his salary and ranged from 26% to 37% of salary for the executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or the subsidiary, division or industry segment for which the officer is responsible) net income exceeds income goals set at the beginning of the year and an individual officer's performance exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before taxes does not reach the specified goals or an individual officer's performance is judged to be between 0 and 1.0. Target bonuses, for 1995, ranged from 35% of salary for the CEO to 26.5% for executive officers. The actual bonus paid, in 1995, to the CEO was 124% of his salary and ranged from 11% to 103% of salary for the executive officers. In 1995, the Committee and the CEO considered the significant improvements in revenues, net income and

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

net income before income tax as a percent of revenues from 9% in 1993 to 12% in 1994 and 18% in 1995. The high level of the Company's income in 1995 resulted in income factors coupled with individual performance factors being set at levels that resulted in the CEO and certain executive officers receiving total compensation for 1995 at approximately the third quartile of the AEA Compensation Survey. All salaried employees of the Company received a bonus in 1995; such bonuses ranged from 10% of base salary to 62% of base salary, exclusive of bonuses paid to executive officers.

Benefits

    The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.


Respectfully submitted,

W.L. Hampton
A.C. Lederer, Jr.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

Remuneration of directors and executive officers

  The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal year 1995, to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 1995.

                                         Annual Compensation
                                  ------------------------------------
           (a)            (b)    (c)      (d)       (e)         (i)
        Name and                        Annual     Other     All Other
        Principal              Salary    Bonus CompensationCompensation
        Position         Year    ($)      ($)       ($)       ($) (1)
       ----------        ----   ------   ----- ------------------------

Larry Edwards,           1995  137,514 170,415      -0-        4,045
  President, Chairman    1994  127,506  72,219      -0-        3,825
  of the Board, and      1993  109,850  34,449      -0-        3,296
  Chief Executive Officer

J.E. (Jim) Johnson,      1995   96,766  99,233      -0-        2,846
  Vice President         1994   91,140  26,259      -0-        2,734
                         1993   84,220  17,332      -0-        2,527

James M. Harwell,        1995   86,587  89,413      -0-        2,547
  Vice President         1994   79,056  29,785      -0-        2,372
                         1993   69,928  18,503      -0-          884

Paul Nesrsta,            1995   87,003  84,222      -0-        2,559
  Vice President         1994   81,978  21,802      -0-        1,640
                         1993   77,666  13,700      -0-        1,361

Max T. Langley, Senior   1995   96,753  73,828      -0-        2,846
  Vice President, Chief  1994   92,712  34,461      -0-        2,781
  Financial Officer,     1993   85,196  17,533      -0-        2,556
  Secretary and Treasurer
--------------------

The Company does not provide any long-term compensation plans for executive officers, thus columns (f), (g) and (h) are omitted from the above table.

(1) Amounts shown in this column represent the Company's matching and annual contributions to the Employee Stock Savings Plan for the benefit of the named individual.

--------------------

      The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have completed one year of service are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers have been limited (6% in 1995 and 1994) by provisions of the Internal Revenue Code. The Company contributes a matching amount to the Plan equal to 50% of the employee's contribution, to a maximum of 2%, for employees who contribute 2% or more. The Company also contributes, as a voluntary contribution, an amount equal to 1% of the defined compensation of all covered employees.

                         RELIABILITY INCORPORATED
                              PROXY STATEMENT

      The Company has no long-term compensation plans, awards or arrangements. The Company has no stock appreciation rights or option plans and grants no options or stock rights. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

      Non-employee directors are paid a fee of $1,000 per month and do not receive any other salary or compensation. Mr. Langford, who does not reside in Houston, Texas, has waived his fee, but is reimbursed for expenses in attending meetings.

Performance graph

      The following performance graph compares the five year cumulative total return to shareholders for the Company's Common Stock to the Nasdaq Non-Financial Stocks Index (which includes the Company) and to the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990, and that all dividends (the Company did not pay any dividends) were reinvested.

              Comparison of Five-Year Cumulative Total Return

        Among Reliability Common Stock, Nasdaq Non-Financial Stocks Index and Nasdaq Stock Market Total (U.S. Companies) Return Index

                                       For Years Ended December 31,
                                       ---------------------------
                                1990    1991   1992   1993   1994    1995
                                ----    ----   ----   ----   ----    ----

Reliability Common Stock        $100    $133   $183   $450   $303    $950

Nasdaq Non-Financial Stocks      100     161    176    203    195     268

Nasdaq Stock Market Total Return  100    161    187    215    210     296


Compensation Committee interlocks and insider participation

      The compensation committee is composed of Messrs. Lederer and Hampton. Neither person is an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, of which any executive officer or director serves as a director of the Company.

Independent auditors

      The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 1996. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if he desires to do so and will respond to appropriate questions.

                         RELIABILITY INCORPORATED
                                   PROXY

                     THE TRANSACTION OF OTHER BUSINESS

      As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. With respect to any other business which may properly come before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgement of the person or persons voting them.

Proposals by shareholders for 1997 annual meeting of shareholders

      Shareholders desiring to present proposals to the shareholders of the Company at the 1997 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than January 2, 1997.

                                    By order of the Board of Directors,


                                             Larry Edwards
                                                Chairman

Date:  March 21, 1996

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1995.

                         RELIABILITY INCORPORATED
                                   PROXY



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1996.

          The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of
P Reliability Incorporated (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 24, 1996, at the offices of the Company, at 10:00 a.m., Houston time, and any adjournment thereof:
R
         1. Election of Directors, Nominees:

               Larry Edwards, W. L. Hampton,
O
               John R. Howard, Thomas L. Langford,

               A.C. Lederer, Jr.
X
         2. In their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

         All as described in the Notice of Annual Meeting of Shareholders
Y     and Proxy Statement, receipt of which is hereby acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE FOR THE BOARD OF DIRECTORS' NOMINEES. The Proxies cannot vote your shares unless you sign and return this Card.
                                                           -------------
                                                         / SEE REVERSE /
                                                        /      SIDE   /
                                                        -------------

  ----      Please mark        SHARES IN YOUR NAME
/  X /      your votes as
-----       in this example

                           FOR           WITHHELD
                           ALL             FROM
                        NOMINEES           ALL
                                         NOMINEES
1.  Election of           ----             ----
    Directors           /    /           /    /
    (see reverse)       -----            -----

    For, except vote withheld from the following nominee(s):

    -------------------------------------------------------




SIGNATURE(S)                                               DATE
            -----------------------------------------            ----------


SIGNATURE(S)                                               DATE
            -----------------------------------------            ----------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.